Exhibit 4.1

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS
SUPPLEMENT DATED AUGUST 14, 2017 (THE "PROSPECTUS SUPPLEMENT") AND ARE INCORPORATED HEREIN BY REFERENCE.
COPIES OF THE PROSPECTUS SUPPLEMENT ARE AVAILABLE UPON REQUEST FROM VSTOCK TRANSFER, LLC AND KATALYST SECURITIES LLC, THE INFORMATION AGENTS.

EKSO BIONICS HOLDINGS, INC.
          Incorporated under the laws of the State of Nevada
NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE
Evidencing Non-Transferable Subscription Rights to Purchase Common Shares, $0.001 par value, of Ekso Bionics Holdings, Inc.
Subscription Price:   $1.00 per Share
THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN DAYLIGHT TIME,
ON AUGUST 31, 2017, UNLESS EXTENDED BY THE COMPANY

                      REGISTERED
                               OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights ("Subscription Rights") set forth above. Each whole Subscription Right entitles the holder thereof to subscribe for and purchase 1.1608 common shares, with a par value of  $0.001 per share, of Ekso Bionics Holdings, Inc., a Nevada corporation (the "Company"), at a subscription price of $1.00 per share (the "Basic Subscription Right"),  pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus Supplement and the "Instructions as to Use of Ekso Bionics Holdings, Inc. Rights Certificates" accompanying this Rights Certificate.  If any common shares available for purchase in the Rights Offering are not purchased by other holders of Subscription Rights pursuant to the exercise of their Basic Subscription Right or by the Committed Investor (as defined in the Prospectus Supplement) pursuant to the Purchase Commitment (as defined in the Prospectus Supplement) (the "Unsubscribed Shares"), any holder that exercises its Basic Subscription Right in full may subscribe for a number of Unsubscribed Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus Supplement (the "Oversubscription Right"). The Subscription Rights represented by this Rights Certificate may be exercised by completing Forms 1 and 2 on the reverse side hereof and by retuning the full payment of the subscription price for each common share in accordance with the "Instructions as to Use of Ekso Bionics Holdings, Inc. Rights Certificates" that accompany this Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.
Witness the seal of Ekso Bionics Holdings, Inc. and the signatures of its duly authorized officers.

Dated:  August 14, 2017

COUNTERSIGNED AND REGISTERED:

By: _____________________________
      VSTOCK TRANSFER, LLC

Chief Executive Officer & President	Chief Financial Officer, Secretary & Treasurer

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE
          Delivery may be made by mail, hand, express mail, courier or other expedited service to the following address:

VStock Transfer, LLC
18 Lafayette Place
Woodmere, New York 11598

Delivery other than in the manner or to the address set forth above will not constitute valid delivery.

          PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1—EXERCISE OF SUBSCRIPTION RIGHTS
To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 2 below. To subscribe for shares pursuant to your Oversubscription Right, please also complete line (b) and sign under Form 2 below. To the extent you subscribe for more common shares than you are entitled under either the Basic Subscription Right or the Oversubscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Oversubscription Right, as applicable.
(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:
I apply for ______________ shares x $ 1.00                     =   $_______________
   (no. of new shares)            (subscription price)        (amount enclosed)
(b) EXERCISE OF OVERSUBSCRIPTION RIGHT
If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares pursuant to your Oversubscription Right:
I apply for ______________ shares x $ 1.00                    =   $_______________
  (no. of new shares)              (subscription price)      (amount enclosed)
(c) Total Amount of Payment Enclosed   =   $__________________
METHOD OF PAYMENT (CHECK ONE)
☐	Certified or uncertified check drawn against a U.S. bank payable to "VStock Transfer, LLC (acting as Subscription Agent for Ekso Bionics Holdings, Inc.)"
☐	Bank check (cashier's check) drawn against a U.S. bank payable to "VStock Transfer, LLC (acting as Subscription Agent for Ekso Bionics Holdings, Inc.)"

☐
Wire transfer of immediately available funds directly to the account maintained by VStock Transfer, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at CitiBank, N.A., 530 Central Avenue, Cedarhurst, NY 11516, Account name: Ekso Bionics Holdings, Inc., Routing #021000089, Account #6782422781, Swift # CitiUS33, with reference to the Subscription Rights holder's name.

FORM 2—SIGNATURE
TO SUBSCRIBE: I acknowledge that I have received the Prospectus Supplement for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus Supplement.  I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in the previous sentence.

Signature(s): ______________________________________________________
IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FOR INSTRUCTIONS ON THE USE OF EKSO BIONICS HOLDINGS, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT VSTOCK TRANSFER, LLC OR KATALYST SECURITIES LLC, THE INFORMATION AGENTS, AT 212-828-8436 OR 212-400-6993, RESPECTIVELY.